EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of (i) our report dated March 11, 2008, relating to the financial statements and financial statement schedule of Central Vermont Public Service Corporation (which report also refers to the reports of other auditors who audit equity method investments of the Company and expresses an unqualified opinion and includes explanatory paragraphs relating to the adoption of Statement of Financial Accounting Standard No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans and Financial Accounting Standards Board (“FASB”) Interpretation 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109), and (ii) our report dated March 11, 2008, relating to the effectiveness of Central Vermont Public Service Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K dated March 11, 2008 of Central Vermont Public Service Corporation for the year ended December 31, 2007.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
August 8, 2008